EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:          James W. Shepperd
                  Chief Financial Officer
                  SAFLINK Corporation
                  (425) 881-6766

    SAFLINK CORPORATION ANNOUNCES 2000 OPERATING RESULTS AND BRIDGE FINANCING

REDMOND, WA (APRIL 4, 2000) - SAFLINK Corporation (NASDAQ: ESAF) today reported that total revenue for the year ended December 31, 2000 increased to $1.5 million from $1.3 million for the year ended December 31, 1999. Total revenue for the quarter ended December 31, 2000 decreased to $367,000 from $412,000 for the quarter ended December 31, 1999.

Total operating expenses for the year ended December 31, 2000 increased to $9.9 million from $4.9 million for the year ended December 31, 1999, while total operating expenses for the quarter ended December 31, 2000 increased to $3.1 million from $1.4 million for the same period in 1999. These increases were primarily due to the expansion of product development, sales and marketing activities in connection with the launch of the Company's new "Forget Your Password" strategy. Results for 2000 also included non-recurring costs of $224,000 attributable to the relocation of the Company's headquarters to Redmond, Washington and $208,000 of in process research and development expenses incurred as part of SAFLINK's purchase of the intellectual property of Jotter Technologies Inc. on December 15, 2000.

Net loss attributable to common stockholders was $9.3 million for the year ended December 31, 2000 compared to net loss attributable to common stockholders of $4.0 million for the year ended December 31, 1999, while net loss attributable to common stockholders for the quarter ended December 31, 2000 was $3.1 million compared to $1.2 million for the quarter ended December 31, 1999.

During March 2001, the Company received an additional $413,750 in bridge financing from seven accredited investors including two of the Company's directors, on substantially similar terms to those of the $2.5 million bridge financing completed in November 2000. The unsecured notes carry an annual interest rate of 12% and will mature in May 2001. Holders of the notes will be entitled to participate in any financing undertaken by SAFLINK prior to the maturity date of the notes by electing to receive, in lieu of repayment of the note, securities of the same class and on the same terms as issued in such financing. The Company also agreed to issue warrants allowing the note holders to purchase one share of SAFLINK common stock for each $4.00 invested. The two directors elected not to accept the warrants; the Company therefore only issued warrants for the purchase of 79,688 shares of common stock exercisable for $1.50 per share at any time until March 2006.

As an additional incentive to investors that had advanced more than $100,000 in the November 2000 bridge financing, the Company offered to reduce the exercise price of the warrants issued in the November 2000 financing from $1.50 to $0.50 per share if the investor agreed to exercise such warrant and advance additional bridge funds equal to $0.50 for every warrant share exercised before March 22, 2001. Warrants for 37,500 shares were exercised before the deadline. The securities issued in connection with the bridge financing and the exercise of warrants were privately placed to accredited investors and the issuance of such securities was not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

SAFLINK Corporation, based in Redmond, Washington, brings "Forget Your Password"
(sm) solutions to the Internet Economy and enterprise networks through biometrics. The Company provides cost-effective multi-biometric software solutions to verify individual identity, to protect business and personal information, and to replace passwords and PINs in order to safeguard and simplify access to electronic systems and enable new online services for customers. Further information is available through the Company's World Wide Web Site (http://WWW.SAFLINK.COM).

THE AFOREMENTIONED REMARKS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES INCLUDING WITHOUT LIMITATION THOSE RELATING TO INDUSTRY TRENDS, THOSE RELATING TO THE COMPANY'S SALES STRATEGY, THOSE RELATING TO THE COMPANY'S MANAGEMENT STRATEGY, THOSE RELATING TO COMPETITION, AND THOSE RELATING TO COMPLETION OF FUTURE FINANCINGS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED ABOVE.


PR 01-005

                               SAFLINK CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                     DECEMBER 31,
                                                                 2000           1999
                                                               --------       --------
                                    ASSETS

Current assets:
  Cash and cash equivalents                                    $  1,108       $  5,335
  Accounts receivable, net                                          153            180
  Inventory                                                          25             38
  Investments                                                       102            739
  Prepaid expenses and other current assets                         244            286
                                                               --------       --------
    Total current assets                                          1,632          6,578
Furniture and equipment, net                                        869            204
Intangible assets, net                                            5,102             --
Other assets                                                        394             --
                                                               --------       --------
                                                               $  7,997       $  6,782
                                                               ========       ========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities                     $  2,187       $    602
  Bridge notes payable, net of discount                           2,437             --
  Deferred revenue                                                  286            582
                                                               --------       --------
    Total current liabilities                                     4,910          1,184

Long-term debt, net of discount                                   1,485             --
                                                               --------       --------
     Total liabilities                                            6,395          1,184

Stockholders' equity:
  Series A Preferred stock, $.01 par value, convertible              --              1
  Series D Preferred stock, $.01 par value, convertible              --              1
  Common stock, $.01 par value                                      262            186
  Shares to be issued in connection with asset purchase           3,228             --
  Additional paid-in capital                                     56,784         54,577
  Accumulated other comprehensive income                             --            201
  Accumulated deficit                                           (58,672)       (49,368)
                                                               --------       --------
                                                                  1,602          5,598
                                                               --------       --------
                                                               $  7,997       $  6,782
                                                               ========       ========

                               SAFLINK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands except share and per share data)
                                   (Unaudited)

                                                         THREE MONTHS ENDED DECEMBER 31,            YEAR ENDED DECEMBER 31,
                                                         -------------------------------       -------------------------------
                                                             2000               1999               2000                1999
                                                         ------------       ------------       ------------       ------------
Revenue:
   Products and services:
     Software                                            $         80       $        266       $         17       $        786
     Hardware                                                      21                 71                278                313
     Services and other                                           266                 75                528                109
                                                         ------------       ------------       ------------       ------------
                                                                  367                412              1,523              1,208

   Post contract services - government                             --                 --                 --                 95
                                                         ------------       ------------       ------------       ------------
        Total revenue                                             367                412              1,523              1,303

Cost of revenue:
   Software                                                        20                 27                 79                 57
   Hardware                                                        17                 53                224                213
   Services and other                                              73                  8                178                 42
   Post contract services - government                             --                 --                 --                 47
                                                         ------------       ------------       ------------       ------------
        Total cost of revenue                                     110                 88                481                359
                                                         ------------       ------------       ------------       ------------

     Gross profit                                                 257                324              1,042                944

Operating expenses:
  Product development                                             852                526              4,186              1,375
  Sales and marketing                                             538                362              1,756              1,332
  Minimum royalty payments                                         --                 --                 --                375
  Relocation                                                        8                 --                224                 --
  Purchased in process research and development                   208                 --                208                 --
  General and administrative                                    1,498                509              3,494              1,815
                                                         ------------       ------------       ------------       ------------
     Total operating expenses                                   3,104              1,397              9,868              4,897
                                                         ------------       ------------       ------------       ------------

     Loss from operations                                      (2,847)            (1,073)            (8,826)            (3,953)
Interest and other income (expense)                              (205)                22               (130)                26
                                                         ------------       ------------       ------------       ------------
     Net loss                                                  (3,052)            (1,051)            (8,956)             3,927)

Preferred stock dividend                                           --                104                348                104
                                                         ------------       ------------       ------------       ------------
     Net loss attributable to common stockholders        $     (3,052)           $(1,55)       $     (9,304)      $     (4,031)
                                                         ============       ============       ============       ============

Basic and diluted loss per common share                  $      (0.11)      $      (0.06)      $      (0.43)      $      (0.23)
                                                         ============       ============       ============       ============

Weighted average number of basic and diluted common
shares                                                     27,531,497         18,540,964         21,602,000         17,540,589
                                                         ============       ============       ============       ============

Certain prior period amounts have been reclassified to conform with the current period presentation.